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                                                                    Exhibit 10.3

                FORM OF FINANCIAL SERVICES COOPERATION AGREEMENT

FINANCIAL SERVICES COOPERATION AGREEMENT made as of this ___ day of ______ 2002 by and between Tyco International Ltd., a Bermuda company (together with its subsidiaries hereinafter referred to as "Tyco") and CIT Group Inc., a Nevada corporation and immediately prior to the effectiveness of this Agreement, a wholly-owned subsidiary of Tyco (together with its subsidiaries hereinafter referred to as "CIT").

The parties are collectively referred to herein as the "Parties" and each individually is referred to as a "Party". This Financial Services Cooperation Agreement is referred to as the "Agreement".

WHEREAS

A. Concurrently with the effectiveness of this Agreement, CIT will no longer be a subsidiary of Tyco;

B. Tyco and CIT recognize that certain customers of Tyco may desire the financial services and/or products provided by CIT and that the Parties' combined efforts to offer CIT's services and/or products to Tyco customers would provide an effective overall solution for Tyco customers and create a market advantage for the Parties; and

C. The Parties intend to identify opportunities for the development of financing programs within the capabilities of CIT that relate to particular products and services produced, distributed and/or provided by Tyco and to develop such programs where the Parties jointly deem appropriate.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.    OBJECTIVE

(a) The principal objective of this Agreement is to establish a framework for the Parties to jointly develop CIT financing programs under which CIT could offer Tyco customers financing, leasing, rental and related financial services and products as a component of Tyco's product, project, service and maintenance sales.

(b) The financing programs to be developed by the Parties may take the form of vendor financing programs, dealer financing programs, accounts receivable purchase programs, finance agreement purchase programs, financing joint ventures, financial servicing arrangements or such other financing arrangements as the Parties determine to be appropriate in the circumstances.

(c) CIT may also provide Tyco with other financial services including the following:

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(i) financial advisory services with respect to project finance undertakings, equipment acquisitions, capital markets, asset-based and real estate financing or leasing, and related support services;

(ii) lease, rental and other types of financing services in connection with acquisition or use of corporate aircraft, railcars, business and manufacturing equipment, products and services, from third party suppliers; and

(iii) advisory services with respect to structured debt and leasing products, including structuring of complex financings for syndication in the public or private capital markets.

(d)        In connection with any or all of the foregoing, CIT may provide Tyco:

(i)        due diligence support and transaction work-plan guidance;

(ii)       early stage structuring support and financial modeling;

(iii) preliminary opportunity assessment (including transaction financeability);

(iv)       market validation/distribution support;

(v)        investor identification;

(vi)       preparation of investor information memoranda, as appropriate;

(vii)      project contract support;

(viii)     business development support;

(ix)       referral support; and

(x)        expert advice coordination and sourcing.

(e) Without limiting the generality of the foregoing, the Parties have identified and currently anticipate discussing the development and implementation of CIT financing programs which would facilitate for Tyco's customers:

(i) commercial and residential purchases of security systems and fire systems;

(ii) construction of undersea cable systems, water and wastewater systems, telecommunication power systems and wireless communication systems; and

(iii) purchases of products in the healthcare, flow control and electronics business segments.


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2. COOPERATION

(a) In the interests of pursuing the opportunities contemplated hereby, the Parties intend:

(i) to identify, evaluate and keep each other reasonably informed about potential opportunities they may deem appropriate to pursue under this Agreement;

(ii) from time to time to meet and discuss identified opportunities; and

(iii) to determine whether and how to proceed with the development and implementation of CIT financing programs that relate to Tyco's products and services and in which CIT has capabilities.

(b) If and to the extent the Parties mutually determine to establish a financing program or otherwise pursue a financing opportunity, the Parties will negotiate the terms and conditions for such program or other opportunity. In addition, and without limiting the foregoing, with respect to any financing program that the parties may determine to implement, the Parties will negotiate each Party's respective obligations and responsibilities with respect to such program and establish appropriate guidelines for the successful implementation of the program. These responsibilities and guidelines may address, without limitation:

(i) advertising and promotion of the program;

(ii) training of Tyco personnel by CIT and training of CIT personnel by Tyco, as necessary to effectively implement the program and maximize the value of the program to each of the Parties;

(iii) linkage and interaction of the Parties respective support systems as necessary to effectively implement the program and maximize the value of the program to each of the Parties;

(iv) pricing policies and fee arrangements; and

(v) customer interaction and support protocols.

(c) The Parties will communicate and negotiate with each other in good faith at all times.

3.    COMMENCEMENT AND TERM

      This Agreement shall come into force on the date hereof and shall remain in effect until terminated under Section 8 hereof.


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4.    CONFIDENTIALITY

(a) In connection with the performance of this Agreement and the development and implementation of CIT financing programs and/or the provision by CIT of financial services to Tyco as contemplated hereby, each Party ("Disclosing Party") may have disclosed, or may in the future disclose, to the other Party ("Recipient") certain proprietary and confidential information which shall be deemed "Confidential Information" for purposes hereof. Confidential Information includes without limitation proprietary information that belongs to a third party.

(b) The Recipient agrees to maintain the Confidential Information of the Disclosing Party in confidence, using at least the same degree of care as it uses in maintaining as secret its own trade secret, confidential and proprietary information, but always at least a reasonable degree of care.

(c) The Disclosing Party agrees that the Recipient shall have no obligation under the provisions of this Section with respect to any Confidential Information which:

(i) is now or hereafter becomes publicly known other than through a breach hereof;

(ii) is known by the Recipient prior to its receipt of the Confidential Information without any obligation of confidentiality with respect thereto; or

(iii) is required to be disclosed by the Recipient by a court of competent jurisdiction, administrative agency or governmental body, or by law, rule or regulation, or by applicable regulatory or professional standards, provided that the Recipient has taken all practicable legal steps to prevent such disclosure; or

(iv) is disclosed by Recipient in connection with any judicial or other legal proceeding involving this Agreement or the transactions contemplated hereby.

(d) The Recipient shall limit access to Confidential Information received from the Disclosing Party to only those personnel of the Recipient who have need of such access for performance of any work contemplated by this Agreement.

(e) The Disclosing Party shall retain title to all forms of the Confidential Information. Except as may be required for the performance of this Agreement, the Recipient shall not copy or reproduce, in whole or in part, any Confidential Information or summarize or make extracts of Confidential Information without written authorization of the Disclosing Party.

(f) The Recipient shall use Confidential Information only for purposes contemplated by this Agreement. Without limiting the immediately preceding sentence, Confidential Information shall not be used by the Recipient to invent, create, modify, adapt or manufacture any products or services which would or could compete with or be used in


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lieu of the Disclosing Party's products or services, whether under this
Agreement or otherwise.

(g) Upon termination of this Agreement or on written request of the Disclosing Party, the Recipient shall promptly return or destroy all Confidential Information and copies thereof, except that the Recipient may retain one copy of such Confidential Information as may be contained as part of its workpapers kept in accordance with applicable professional standards.

(h) The restrictions contained in this Section shall continue to apply for 3 years after the termination of this Agreement.

5.    PROPRIETARY RIGHTS.

Neither Party, without the express prior written approval of the other Party, shall use the trademarks, service marks or proprietary words or symbols of the other Party. Notwithstanding the foregoing, nothing contained in this Agreement shall affect either Party's rights to use any trademarks, service marks or proprietary words or symbols of the other Party to properly identify the products or services of such other Party to the extent otherwise permitted by applicable law or by written agreement between the Parties.

6.    DEFINITIVE TERMS; EXPENSES; LIABILITY; NATURE OF RELATIONSHIP

(a) All financial programs, services and arrangements contemplated by this Agreement shall be on terms and conditions to be, or that have been, mutually agreed to by the Parties and set forth in definitive agreements with respect to such programs, services or arrangements. Except as may be set forth in such definitive agreements, neither Party shall have any legal, binding or enforceable obligations with respect to any such program, service or arrangement. In the event that any term contained in this Agreement may be deemed inconsistent with terms which may be included in any such definitive agreement, whether entered into by the Parties before or after the date hereof, the terms of such definitive agreement shall govern.

(b) Except as otherwise agreed to by the Parties in writing, all costs, expenses or disbursements incurred by a Party in connection with this Agreement shall be borne by that Party.

(c) Neither Party shall be liable to the other under this Agreement for any amounts representing loss of profit, loss of business or special, indirect, incidental, consequential or punitive damages, regardless of the form of the cause of action, whether in contract, statute or tort (including without limitation negligence), or otherwise.


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(d) In no event will this Agreement or any program developed in accordance with this Agreement (i) prevent or restrict any Tyco customer from selecting not to finance their acquisition of Tyco's products or services or from electing to use an alternative financing source; and (ii) unless expressly agreed to in writing by the Parties, prevent or otherwise restrict either Party from providing or purchasing any goods or services to or from any customer, supplier or other party.

(e) The Parties shall act as independent contractors in the performance of this Agreement. This Agreement does not create a partnership or joint venture between the Parties hereto, or the relationship of employer and employee or of principal and agent, and neither Party shall represent otherwise to a third party. The employees of one Party shall not be deemed to be employees of the other Party. Subject to Section 6(a) above and except as may be expressly agreed to by the parties in writing, if, during the course of this Agreement, the terms "partner" or "partnership" are used to describe to a third party the relationship between Tyco and CIT, the Party using such terms shall in such use make clear that those terms refer only to the spirit of cooperation that exists between Tyco and CIT and do not describe or create a legal partnership or any responsibility by one for the obligations or liabilities of the other.

(f) Nothing in this Agreement shall be construed to grant either Tyco or CIT the right to make commitments of any kind for or on behalf of the other Party without the other Party's written consent and neither Party shall have any power, right or authority to bind the other Party or to assume or to create any obligation or responsibility, whether express or implied on behalf of the other Party unless previously authorized by such other Party in writing.

(g) Neither Party shall be responsible to any Tyco customer for the quality of the products and/or services furnished by the other Party. Each Party is solely responsible for establishing the prices for its own products and services. In no event shall Tyco or CIT, or the officers, directors, partners, principals or employees of either Party be liable under or in connection with this Agreement for any claim or demand against the other, its officers, directors, partners, principals, employees, agents or representatives by any third party.

7.    PUBLICITY

Either Party desiring to issue a news release, advertisement or other form of publicity concerning efforts in connection with this Agreement shall obtain the written consent of the other Party prior to the release of such publicity which consent shall not be unreasonably withheld.

8.    TERMINATION


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(a) This Agreement shall terminate upon:

(i) agreement of the Parties hereto in writing to terminate this Agreement;

(ii) the expiry of a period of 90 days following service by a Party of notice of its intention to terminate; or

(iii) commencement by a Party of any case or proceeding for relief as debtor under the bankruptcy, insolvency or similar laws of any competent jurisdiction or consent by a Party in writing to, or failure by a Party to have dismissed or stayed within 60 days after commencement of, any such case or proceeding commenced against it (hereinafter referred to as the "Insolvent Party");

provided, however, the provisions of Sections 4, 5, 6(b), 6(c) and 8(b) hereof shall continue in full force and effect for the period stated therein or, if no such period is stated, in perpetuity.

(b) Aside from a termination under Section 8(a)(iii), this Agreement shall continue to apply to any CIT financing programs implemented pursuant hereto prior to the date of its termination.

9.    NOTICES

Whenever under this Agreement one Party is required or permitted to give notice to the other, such notice shall be deemed given upon (a) delivery by facsimile or by hand, provided the same arrives during the recipients normal business hours, where delivery is outside such hours, delivery shall be deemed to occur at 9 a.m. on the next working day or (b) in the case of post, ten calendar days after such notice is mailed by registered or certified United States mail, return receipt requested, postage prepaid, and addressed to the addressee at its address set forth below.



Tyco International Ltd.                         CIT Group Inc.

The Zurich Centre, Second Floor                 1 CIT Drive

90 Pitts Bay Road                               Livingston, NJ 07039

Pembroke HM 08, Bermuda                         Telecopy: (973) 740-5087

Telecopy: (441) 295-9647                        Confirm: (973) 740-5000

Confirm: (441) 292-8674                         Attn: General Counsel

Attn: Chief Corporate Counsel and Chief
Financial Officer


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10.        ASSIGNMENT/NOVATION; WAIVER

(a) This Agreement or any right, obligation or interest hereunder shall not be assignable, transferable or otherwise alienable by either Party or by operation of law or otherwise except with the prior written consent of the other Party, such consent not to be unreasonably withheld. For purposes of this subsection a direct or indirect change in control of either Party shall be deemed an assignment but such assignment may not be effected without the prior written consent of the Parties.

(b) The failure of either Party to enforce, or delay in enforcing, in any one or more instances, any of the terms or conditions of this Agreement shall not be construed as a waiver of the future performance of any such term or condition.

11.        CHOICE OF LAW

This Agreement shall be governed and construed pursuant to the laws of the State of New York without giving effect to the choice of law principles thereof.

12.        ENTIRE AGREEMENT; CONFLICT OF AGREEMENTS

Subject to Section 6(a) hereof, this Agreement constitutes the entire understanding of the Parties hereto, and supersedes any and all prior written agreements, commitments, understandings or communications, in each case with respect to the subject matter of this Agreement, and any modification hereto shall be in writing and signed by both Parties hereto.

13.        DISPUTE RESOLUTION

(a) Any dispute, controversy or claim arising out of or in connection with this Agreement shall be finally determined and settled by arbitration in accordance with the CPR Institute for Dispute Resolution Rules for non-Administered Arbitration (the "Rules") by three arbitrators in the County of New York, State of New York. Each of the parties hereto shall appoint one arbitrator in accordance with the Rules. The two arbitrators so appointed shall appoint a third arbitrator within thirty (30) days after the second of the two arbitrators is appointed in accordance with the Rules. If the third arbitrator is not appointed within thirty (30) days of the appointment of the second arbitrator, the third arbitrator shall be appointed from the CPR National Panel of Distinguished Neutrals in accordance with the Rules. The party-appointed arbitrators shall not be subject to disqualification. Any decision in such arbitration shall be final, conclusive and binding upon the parties to the arbitration and may be enforced by the judgment and order of the Supreme Court of the State of New York for New York


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County and the parties hereto hereby waive any objection to such jurisdiction or venue in any such proceeding commenced in such court. The arbitrators are not empowered to award damages in excess of compensatory damages and each party expressly waives and foregoes any right to punitive, exemplary or similar damages unless a statute requires that compensatory damages be increased in a specified manner.

(b) Notwithstanding the provisions of Section 13(a), any party may elect (but shall not be required) to commence an action for specific performance of any provision of this Agreement in any court of competent jurisdiction in the County of New York, State of New York, and in any such action such court shall be authorized to grant injunctive or any other form of equitable relief, including without limitation temporary or preliminary relief, but shall not be authorized to award any form of monetary relief other than actual out-of-pocket costs and fees in connection with such action as such court shall determine is appropriate under the circumstances. The parties hereby waive any objection to jurisdiction or venue in any such court specified in this Section 13(b). An election to commence such an action shall not affect a party's right to seek monetary damages in an arbitration proceeding pursuant to the provisions of Section 13(a).







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IN WITNESS WHEREOF the Parties hereto have caused these presents to be executed as of the day and year first above written.

TYCO INTERNATIONAL LTD.                   CIT GROUP INC.


By:                                       By:
    -------------------------------           -------------------------------
Printed                                   Printed
Name:                                     Name:
      -----------------------------             -----------------------------
Title:                                    Title:
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